DOWN 2 FISH CHARTERS, LLC

FINANCIAL STATEMENTS

September 30, 2022, and 2021 (unaudited)

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DOWN 2 FISH CHARTERS, LLC
BALANCE SHEETS
September 30, 2022, and December 31, 2021

	September 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$2,189	$5,513
Total current assets	2,189	5,513

Noncurrent assets:
Property and equipment, net	209,920	232,771
Intangible assets	26,000	26,000
Total noncurrent assets	235,920	258,771
Total assets	$238,109	$264,284

LIABILITIES AND MEMBER'S EQUITY
Current liabilities:
Accounts payable	$6,690	$12,618
Related party payables	1,990	750
Current portion of long-term debt	9,652	13,586
Total current liabilities	18,332	225,858

Long-term liabilities:
Related party payables	60,644	60,644
Notes payable, net of current portion	158,543	166,689
Total long-term liabilities	219,187	227,333
Total liabilities	237,519	453,191
Member's Equity	590	9,997
Total liabilities and member's	$238,109	$463,188

The accompanying notes are an integral part of these financial statements.

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DOWN 2 FISH CHARTERS, LLC
STATEMENTS OF OPERATIONS
Three and Nine Months Ended September 30, 2022, and 2021

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues	$12,384	$13,679	$24,997	$33,953
Cost of goods sold	26,308	22,530	67,568	63,389
Gross Profit	(13,924)	(8,851)	(42,571)	(29,436)

Operating Expenses:
General and administrative expenses	9,290	8,648	14,661	15,262
Total operating expenses	9,290	8,648	14,661	15,262
Loss from operations	(23,214)	(17,499)	(57,232)	(44,698)
Other income (expense):
Interest expense	(1,804)	(3,888)	(9,494)	(10,992)
Loss on sale of assets	—	—	—	(1,711)
Net loss	$(25,018)	(21,387)	(66,726)	(57,401)

The accompanying notes are an integral part of these financial statements.

F-3

DOWN 2 FISH CHARTERS, LLC
STATEMENTS OF MEMBER'S EQUITY (DEFICIT)
Periods ended December 31, 2020. and 2021 to September 30, 2022

	Additional
	Paid-in	Accumulated
	Capital	Deficit	Total
Balance at December 31, 2020	$—	(125,194)	$(125,194)
Net loss	—	(19,905)	(19,905)

Balance at March 31, 2021	—	(145,099)	(145,099)
Net loss	—	(16,108)	(16,108)

Balance at June 30, 2021	—	(161,207)	(161,207)
Net loss	—	(21,387)	(21,387)

Balance at September 30, 2021	—	(182,594)	(182,594)
Conversion of related party debt to member equity	203,682	—	203,682
Member contributions	9,500	—	9,500
Net loss	—	(20,591)	(20,591)

Balance at December 31, 2021	213,182	(203,185)	9,997
Member contributions	17,320	—	17,320
Net loss	—	(20,518)	(20,518)

Balance at March 31, 2022	230,502	(223,703)	6,799
Member contributions	20,000	—	20,000
Net loss	—	(21,191)	(21,191)
Balance at June 30, 2022	250,502	(244,894)	5,608
Member contributions	20,000	—	20,000
Net loss	—	(25,018)	(25,018)
Balance at September 30, 2022	270,502	(269,912)	590

The accompanying notes are an integral part of these financial statements.

F-4

DOWN 2 FISH CHARTERS, LLC
STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2022, and 2021

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(66,726)	$(57,401)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	38,920	36,528
Loss on sale of assets	—	1,711
Increase (decrease) in:
Accounts payable	(5,928)	(86)
Deposit	—	6,633
Related party payables	1,240	—
Net cash used in operating activities	(32,494)	(12,615)

Cash flows from investing activities:
Acquisition of property and equipment	(16,070)	(13,158)
Proceeds from sale of assets	—	1,400
Net cash used in investing activities	(16,070)	(11,758)

Cash flows from financing activities:
Member Contributions	57,320	—
Equity member advances	—	30,219
Payments on long-term debt	(12,080)	(8,355)
Net cash provided by financing activities	45,240	21,864
Net decrease in cash	(3,324)	(2,509)

Cash, beginning of period	5,513	6,368
Cash, end of period	$2,189	$3,859

Supplemental disclosures of cash flow information:
Interest paid in cash	$9,494	$10,992

The accompanying notes are an integral part of these financial statements.

F-5

DOWN 2 FISH CHARTERS LLC

NOTES TO CONDENSED INTERIM FINANCIAL STATEMENTS

Three and Nine Months Ended September 30, 2022, and 2021

Note 1 – Organization and Summary of Significant Accounting Policies

Organization

Down 2 Fish Charters, LLC (the Company) was formed as a limited liability company in the State of Florida on April 1, 2019, to operate a fishing charter business. The Company holds a commercial fishing license that permits it to offer commercial fishing charters off the coast of Florida.

The Company is wholly owned by LCF Salons LLC, a Utah LLC.

Basis of Presentation

These condensed interim financial statements have been prepared on a going concern basis, which assumes the realization of assets and the settlement of liabilities in the normal course of business.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repairs are charged to expense as incurred. Costs of major renewals or betterments are capitalized over the remaining useful lives of the related assets. Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally seven years and is charged against cost of sales. The cost of property disposed of and related accumulated depreciation is removed from the accounts at the time of disposal, and gain or loss is reflected in operations.

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Note 1 – Organization and Summary of Significant Accounting Policies (continued)

Long-Lived Assets

The Company evaluates its long-lived assets in accordance with Accounting Standards Codification (ASC) 360, “Accounting for the Impairment of Long-Lived Assets.” Long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that their net book value may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets and is recorded in the period in which the determination was made.

Income Taxes

The Company is a limited liability company (LLC). The member of the limited liability companies is taxed on its proportionate share of the individual entity’s income. Therefore, no provision or liability for income taxes in included in the accompanying consolidated financial statements.

In accordance with accounting standards, the Company reports a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company recognizes interest and penalties, if any, related to unrecognized tax benefits in other expense in the Statement of Operations. The Company has not recognized any tax benefits from uncertain tax positions.

The Company is a disregarded entity and does not file income tax returns in the U.S. federal jurisdiction, and various state jurisdictions.

Revenue Recognition

The Company’s revenue is primarily derived from the sale of chartered fishing trips through third-party websites which identify the customers, detail the scope of the charter, provide the customers with the cost of the charter, equate the transaction price to performance. In accordance with ASC 606, revenue from contracts with customers is recognized when performance under the terms of a contract with customers are satisfied, which occurs with the performance of promised services. See Note 7 for further discussion on revenue recognition.

Advertising and Promotion

The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $0 and $2,736 for the periods ended September 30, 2022, and 2021.

Recent accounting pronouncements

There were no new standards adopted by the Company in this reporting period.

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Note 2 – Going Concern

For the nine months ended September 30, 2022, and 2021, the Company recognized net losses of $66,726 and $57,401 respectively. The losses were caused by negative cash-flows from operating activities and were funded by loans from related entities and the member of the Company. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Subsequent to September 30, 2022, the Company entered into a Business Purchase Agreement in which the Company will be acquired in exchange for cash and a note receivable. While the Company is confident that the transaction will close, the insufficiency of its financial resources casts substantial doubt on whether it will be able to continue as a going concern should the anticipated transaction not close.

In the event that the transaction does not close, failure to obtain the ongoing support of related parties and the equity member of the Company may indicate that the preparation of these financial statements on a going concern basis is inappropriate, in which case the Company’s assets and liabilities would need to be recognized at their liquidation values. The Company’s financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and liabilities that might arise from this uncertainty.

Note 3 – Property and Equipment

Property and equipment consist of the following:

	Sept 30, 2022	Sept 30, 2021
Boats	$297,722	297,722
Boating equipment	56,445	44,290
Furniture and fixtures	11,244	7,330
	365,411	349,342
Less accumulated depreciation	(155,491)	(103,955)
Property and equipment, net	$209,920	245,387

Depreciation expense was $36,528, and $38,920 for the periods ended September 30, 2022, and 2021 and is included in cost of sales. During the period ended September 30, 2021, the Company sold an asset with book value of $3,900 and accumulated depreciation of $789 for $1,400 resulting in a loss of $1,711.

F-8

Note 4 – Intangible Assets

During the year ended December 31, 2020, the Company purchased a perpetual federal fishing license, which grants the Company access to fish in federally regulated waters of the coast of Florida. This asset is not amortized and is tested for impairment at least annually. As of September 30, 2022, and 2021, no impairment of this asset has occurred.

Note 5 – Related Party Payables

Related party payables consist of the following:

	Sept 30, 2022	Sept 30, 2021
Related party payables consist of amounts due to affiliates, bear no interest, and are due on September 30, 2025.	$62,634	260,298
Less current portion	(1,990)	(199,654)
	$60,644	60,644

During the periods ended September 30, 2022, and 2021, the equity member advanced $0 and $30,219 respectively.

During the periods ended September 30, 2022, and 2021, the Company had amounts payable to the equity member of $0 and $199,154 respectively.

During the periods ended September 30, 2022, and 2021, the Company had amounts payable to affiliated companies of $37,990 and 36,500, respectively.

During the periods ended September 30, 2022, and 2021, the Company had amounts payable to the manager of the company of $24,644.

F-9

Note 6 – Notes Payable

Notes payable are as follows at September 30, 2022 and 2021:

	Sept 30, 2022	Sept 30, 2021
Note payable to a bank, interest at 6.75%, due in monthly installments of principal and interest, secured by a boat.	138,096	144,121
Note payable to a bank, interest at 7.49%, due in monthly installments of principal and interest, secured by a boat.	30,099	39,587
Total notes payable	168,195	183,708
Less current portion	(13,586)	(11,788)
Total long-term portion	$154,609	171,920

Principal maturities of notes payable are as follows:

Year	Amount
2023	$13,586
2024	9,590
2025	10,294
2026	11,051
2027	11,864
Thereafter	111,810
$168,195

F-10

Note 7 – Revenue Recognition

The Company recognizes revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Revenue from Contracts with Customers (“Topic 606”). This standard applies to all contracts with customers, except for contracts that are within the scope of other standards, such as leases, insurance, collaboration arrangements, and financial instruments. Under Topic 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration that the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Topic 606, the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer.

Sales are derived primarily from the sale of chartered fishing trips through third-party websites. Revenue is recognized when obligations under the terms of a contracts with customers are satisfied, which occurs when the fishing charter services are complete. Costs incurred by the Company associated with the chartered fishing trips are expensed as incurred. Payment terms for sales to customers are commensurate with the general business practices and payment is made prior to the departure of each charter on the day of the charter, by the respective websites. Any amounts that are pre-paid are carried as amounts payable or deferred revenue until performance of the charter has been rendered. In the event the Company is not able to perform the charter (change in weather conditions for instance), it recognizes amounts due to the affected customers.

Note 8 – Subsequent Events

Management has evaluated subsequent events through February 2, 2023, which is the date the financial statements were available to be issued. Events occurring after that date have not been evaluated to determine whether a change in the financial statements would be required.

On November 16, 2022, the Company entered into a Business Purchase Agreement with Arvana Inc. This agreement provides that the Company will be purchased in exchange for fifty thousand dollars ($50,000) on closing, and a promissory note in the amount of seven hundred thousand dollars ($700,000) payable twenty-four (24) months after the closing date that bears interest of seven and one quarter percent (7¼ %) per annum. This transaction is expected to close on February 3, 2023.

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